                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 4, 2002


                        Commission file number: 000-21729
                               THE viaLINK COMPANY
                         (Name of Issuer in its Charter)

               Delaware                                    73-1247666
     (State of Other Jurisdiction                       (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

      13155 Noel Road, Suite 700
             Dallas, Texas                                    75240
    (Address of Principal Executive                        (Zip Code)
               Offices)


                   Company's Telephone Number: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

Press release:

                     "viaLINK REPORTS SUCCESSFUL NEGOTIATION
                    TO ELIMINATE $2.2 MILLION IN LIABILITIES

"DALLAS, TEXAS - SEPTEMBER 4, 2002 - The viaLink Company (OTCBB: VLNK) said today that it had completed the negotiation on the terms of its business relationship with its largest vendor. Approximately $2.2 million of liabilities outstanding as of August 31, 2002 to Hewlett-Packard has been negotiated to be forgiven in exchange for $350,000 in cash and the issuance of 2 million common shares. Additionally, the company reports that this agreement includes provisions that immediately reduce its on-going annual operating cash expenses for leased equipment by approximately $900,000.

" 'This agreement allows us to continue to utilize Hewlett-Packard's world class facility in providing our services on improved financial terms,' reported Brian Carter, chief financial officer of viaLink, 'Hewlett-Packard has provided the technology for our operations since mid-1999 and continues to provide superior service, performance and security for our customers.' The agreements with Hewlett-Packard will be filed separately with the Securities and Exchange Commission on Form 8-K later today.

"The viaLink Company (OTCBB: VLNK) provides advanced e-commerce services to the retail/CPG and foodservice industries. We help progressive suppliers, distributors and retailers improve their supply chain efficiency, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website: (www.vialink.com)."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

    The following instruments are included as exhibits to the report. Exhibits incorporated by reference are so indicated.

EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
10.1      -   Second Global Amendment Agreement.




                                        2
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           The viaLink Company



September 4, 2002     (Date)               s/ Brian Carter
---------------------                      ------------------------------------
                                           Brian Carter
                                           Vice President and
                                           Chief Financial Officer




                                       3
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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
10.1      -  Second Global Amendment Agreement.
